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              EXHIBIT AND FINANCIAL STATEMENT INDEX



EXHIBIT NO.         DESCRIPTION                  PAGE
-----------         -----------                  ----

  C-1       Registration Statement (Form S-3),    To be filed by
            including all financial statements and     Amendment
            exhibits thereto, which will be filed
            under the Securities Act of 1933 with
            reference to the second million
            additional shares

  F-1       Opinion of Counsel                    To be filed by
                                                  Amendment

  H-1       Proposed Form of Notice                    Filed herewith


FINANCIAL
STATEMENT
NUMBER
---------


  1-A       Balance Sheet of NEES (Parent Company      Filed herewith
            only) at March 31, 1998, Actual

  1-B       Statement of Income and Retained      Filed herewith
            Earnings for NEES (Parent Company
            only) for twelve months ended March 31,
            1998, Actual

  2-A       Consolidated Balance Sheet of NEES at      Filed herewith
            March 31, 1998, Actual

  2-B       Statement of Consolidated Income for  Filed herewith
            NEES for twelve months ended March 31,
            1998, Actual

  27        Financial Data Schedule for NEES      Filed herewith
            and NEES Consolidated